EXHIBIT 99

Form of Subscription Agreement

This Subscription Agreement Does Not Constitute An Offer To Sell Or A Solicitation Of Any Offer To Buy Any Units By Anyone In Any Jurisdiction In Which Such Offer Or Solicitation Is Not Qualified To Do So Or To Anyone To Whom It Is Unlawful To Make Such Offer Or Solicitation.

OCTILLION CORP.

SUBSCRIPTION AGREEMENT

Pursuant to Prospectus Dated      ,200 6

1,000,000 Units

Offering Price - $0.50 per Unit

(All dollar amounts are in US dollars unless otherwise indicated)

Each unit consists of one share of common stock, one Class A non-redeemable warrant to purchase a share of common stock at $.50 per share for a period of 24 months from the date of issuance, and one Class B non-redeemable warrant to purchase a share of common stock at $.55 per share for a period of 36 months from the date of issuance. The Units are being offered in accordance with the Prospectus dated   February    ,2006.

In order to buy units offered by Octillion Corp., a Nevada corporation (the “Company”), as described in, and in accordance with, the prospectus dated ____________ (accompanying this Subscription Agreement, you must complete and sign this Subscription Agreement.

1.

Number of units subscribed for: _______________________________

2.

Payment tendered (number of units subscribed for multiplied by $.50): ______________

3.

If you are a resident of Florida, please note that these securities have not been the Florida Securities Act, by reason of specific exemptions thereunder relating to the limited availability of the offering.  Pursuant to Section 517.061(11) of the Florida Securities Act, when sales are made to five (5) or more persons in Florida, any sale made pursuant to Subsection 517.061(11) of the Florida Securities Act shall be voidable by such Florida purchaser either within three days after the first tender of consideration is made by the purchaser to the issuer, an agent of the issuer, or an escrow agent, or within three days after the availability of the privilege is communicated to such purchaser, whichever occurs later.

4 ..

For offers and sales in British Columbia, Canada, we intend to rely upon the prospectus and registration exemption afforded by section 2.9 [ Offering Memorandum ] of National Instrument 45-106 - Prospectus and Registration Exemptions (“ NI-45-106 ”); accordingly, if you are a resident of British Columbia:

•

you hereby represent and warrant to the Company that the Subscriber is purchasing the shares as a principal offering memorandum related to the offer and sale of the units in British Columbia and which “wraps around” and is dated the date of the prospectus;

•

must deliver, a duly completed and executed Risk Acknowledgement in the form attached hereto as Annex  A; and

•

you have two days from the date you sign this Subscription Agreement to cancel your purchase ..

5 ..

Payments can be made in cash or by check, bank draft or postal express money order payable to “Octillion Corp.”  Forward this Subscription Agreement and payment to Octillion Corp., 1628 West 1st Ave., Suite 123, Vancouver, British Columbia, Canada V6J 1G1 , Attention: President

5.

In connection with the offer and sale of the units, the Company reserves the right, in its sole discretion, to reject any subscription in whole or in part for any reason whatsoever notwithstanding the tender of payment at any time prior to its acceptance of any subscriptions.

Name of Subscriber: ___________________________

(Please print)

Signature of Subscriber: ________________________

Address of Subscriber: _________________________________________________________________________

Telephone Number: ___________________________

Facsimile Number: ____________________________

Soc. Sec. or Tax ID No.: _______________________

ACCEPTANCE OF SUBCRIPTION

The subscription of __________________________ to purchase ________ units offered by Octillion Corp. is hereby accepted this ____ day of _______________, 200 6 ..

Octillion Corp.

By:

______________________________

Terri DuMoulin, President

Annex A

Form 45-106F4

Risk Acknowledgement

·

I acknowledge that this is a risky investment.

·

I am investing entirely at my own risk.

·

No securities regulatory authority has evaluated or endorsed the merits of these securities or the disclosure in the offering memorandum.

·

The person selling me these securities is not registered with a securities regulatory authority and has no duty to tell me whether this investment is suitable for me. [Instruction: Delete if sold by registrant]

·

I will not be able to sell these securities except in very limited circumstances.  I may never be able to sell these securities. [Instruction: Delete if issuer is reporting]

·

I will not be able to sell these securities for 4 months. [Instruction: Delete if issuer is not reporting or if the purchaser is a Manitoba resident]

·

I could lose all the money I invest.

I am investing $____________ [total consideration] in total; this includes any amount I am obliged to pay in future. _______________ [name of issuer] will pay $_____________ [amount of fee or commission ] of this to __________________ [name of person selling the securities] as a fee or commission.

I acknowledge that this is a risky investment and that I could lose all the money I invest.

Date

Signature of Purchaser

Print name of Purchaser

Sign 2 copies of this document.  Keep one copy for your records.

You have 2 business days to cancel your purchase [Instruction:  The issuer must complete this section before giving the form to the purchaser.]

To do so, send a notice to [name of issuer] stating that you want to cancel your purchase.  You must send the notice before midnight on the 2nd business day after you sign the agreement to purchase the securities.  You can send the notice by fax or email or deliver it in person to [name of issuer] at its business address.  Keep a copy of the notice for your records.

Issuer Name and Address:

Fax:                                                 E-mail:

You are buying Exempt Market Securities

They are called exempt market securities because two parts of securities law do not apply to them. If an issuer wants to sell exempt market securities to you:

·

the issuer does not have to give you a prospectus (a document that describes the investment in detail and gives you some legal protections), and

·

the securities do not have to be sold by an investment dealer registered with a securities regulatory authority.

There are restrictions on your ability to resell exempt market securities.  Exempt market securities are more risky than other securities.

You will receive an offering memorandum Read the offering memorandum carefully because it has important information about the issuer and its securities. Keep the offering memorandum because you have rights based on it. Talk to a lawyer for details about these rights.

You will not receive advice  [Instruction:  Delete if sold by registrant]

You will not get professional advice about whether the investment is suitable for you. But you can still seek that advice from a registered adviser or investment dealer.  In Alberta, Manitoba, Northwest Territories, Prince Edward Island, Québec and Saskatchewan to qualify as an eligible investor, you may be required to obtain that advice.  Contact the Investment Dealers Association of Canada (website at www.ida.ca) for a list of registered investment dealers in your area.

The securities you are buying are not listed [Instruction:  Delete if securities are listed or quoted]

The securities you are buying are not listed on any stock exchange, and they may never be listed. You may never be able to sell these securities.

The issuer of your securities is a non-reporting issuer [Instruction: Delete if issuer is reporting]

A non-reporting issuer does not have to publish financial information or notify the public of changes in its business. You may not receive ongoing information about this issuer.

For more information on the exempt market, call your local securities regulatory authority.  [Instruction: Insert the name, telephone number and website address of the securities regulatory authority in the jurisdiction in which you are selling these securities.]

[Instruction:  The purchaser must sign 2 copies of this form.  The purchaser and the issuer must each receive a signed copy.]